UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On December 10, 2015, the Board of Directors (the “Board”) of Trevena, Inc. (“Trevena” or the “Company”) revised the terms of its Non-Employee Director Compensation Policy, effective as of January 1, 2016.  As amended, the annual Board retainer for a non-employee director was increased by $5,000, the retainers for the Nominating and Corporate Governance Committee chair and members were increased by $1,000 and $1,500, respectively.  All other aspects of the cash compensation of non-employee directors remained unchanged.  In addition, the number of options awarded to a non-employee director upon initial election to the Board and annually at the Annual Meeting of Stockholders was increased by 12,259 shares and 6,130 shares, respectively.

A copy of the Trevena, Inc. Non-Employee Director Compensation Policy, effective as of January 1, 2016, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                       Exhibits

Number	Description
10.1+	Trevena, Inc. Non-Employee Director Compensation Policy, effective as of January 1, 2016.

+                 Management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: December 11, 2015	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Trevena, Inc.Non-Employee Director Compensation Policy, effective as of January 1, 2016.

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